Exhibit 11

                             TECO ENERGY, INC.
                 COMPUTATIONS OF EARNINGS PER COMMON SHARE


Three months ended Sept. 30,        1995                      1994
                              Primary   Fully Diluted   Primary  Fully Diluted
                              Earnings     Earnings     Earnings    Earnings


Net income (000)           $    63,247   $    63,247  $    54,567 $    54,567

Common shares outstanding
  at beginning of period   116,459,568   116,459,568  115,939,782 115,939,782
Dividend reinvestment and
 common stock purchase plan:
  Shares issued                 51,193        51,193       66,077      66,077
Stock option plans:
  Options exercised              6,621         6,621           --          --
  Shares under option at
   end of period                    --     2,506,172           --   2,084,172
Treasury shares which could
  be purchased                      --    (2,021,613)          --  (1,971,919)
Avg. no. of shares
outstanding                116,517,382   117,001,941  116,005,859 116,118,112

Earnings per share         $      0.55   $      0.54  $      0.47 $      0.47



Nine months ended Sept. 30,         1995                      1994
                              Primary   Fully Diluted   Primary  Fully Diluted
                              Earnings     Earnings     Earnings    Earnings


Net income (000)           $   146,131  $   146,131  $   130,029 $   130,029

Common shares outstanding
  at beginning of period   116,199,423  116,199,423  115,621,008 115,621,008
Dividend reinvestment and
 common stock purchase plan:
  Shares issued                167,605      167,605      199,939     199,939
Stock option plans:
  Options exercised             25,330       25,330       30,913      30,913
  Shares under option at
   end of period                    --    2,506,172           --   2,084,172
Treasury shares which could
  be purchased                      --   (2,021,613)          --  (1,915,614)
Avg. no. of shares
outstanding                116,392,358  116,876,917  115,851,860 116,020,418

Earnings per share         $      1.26  $      1.25  $      1.12 $      1.12





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